Exhibit 7.1


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of each of them of a Schedule 13D with respect to the common stock, $.01 par value per share, of Matria Healthcare, Inc., a Delaware corporation, and any further amendments thereto. This Joint Filing Agreement shall be filed as part of the
Schedule  13D.

Dated:  January  27,  1999.

GAINOR  MEDICAL  MANAGEMENT,  LLC           MARK  J.  GAINOR:

By:  /s/  Mark J. Gainor
     ---------------------
          Mark J. Gainor, President         /s/  Mark J. Gainor
                                            ---------------------



                                             GAINOR MEDICAL U.S.A. INC.


                                             By:  /s/  Mark J. Gainor
                                             -----------------------------------
                                                       Mark J. Gainor, President
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